   As Filed with the Securities and Exchange Commission on November 28, 2001

                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   TEAM, INC.
             (Exact name of registrant as specified in its charter)

                                200 Hermann Drive
                               Alvin, Texas 77511
                                 (281) 331-6154
          (Address and telephone number of principal executive office)

         Texas                                         74-1765729
(State of Incorporation)                 (I.R.S. Employer Identification Number)


          TEAM, INC. RESTATED NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plan)

                              --------------------

                                   Ted W. Owen
                    Vice President, Chief Financial Officer,
                             Secretary and Treasurer
                                   TEAM, INC.
                                200 Hermann Drive
                               Alvin, Texas 77511
                                 (281) 331-6154
            (Name, address and telephone number of agent for service)

                                    Copy to:

                 CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN
                          Attention: Byron L. Willeford
                          1200 Smith Street, Suite 1400
                              Houston, Texas 77002

                              --------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                               Number of              Proposed               Proposed
      Title of                  shares                 maximum                maximum               Amount of
  securities being               being             offering price            aggregate            registration
     registered               registered            per share(1)          offering price               fee
--------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.30                 100,000                $5.70                 $570,000                $142.50
per share
====================================================================================================================

(1) Estimated solely to determine the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 based on stock option exercise price and market price on November 26, 2001 as reported on the American Stock Exchange.

                 INCORPORATION BY REFERENCE OF CONTENTS OF PRIOR
                           S-8 REGISTRATION STATEMENTS



         The contents of registrant's prior Registration Statements on Form S-8, Registration No. 33-74382, Registration No. 333-30003 and Registration No. 333-72329 registering shares of registrant's common stock underlying options to purchase such common stock under the Team, Inc. Restated Non-Employee Directors' Stock Option Plan, are incorporated herein by reference.






                                INDEX OF EXHIBITS

        5         Opinion of Chamberlain, Hrdlicka, White, Williams & Martin.

    23(a)         Consent of Deloitte & Touche LLP.

    23(b) Consent of Chamberlain, Hrdlicka, White, Williams & Martin is included in Exhibit 5 hereto.

    99(a) Amendment of September 27, 2001 to Team, Inc. Restated Non-Employee Directors' Stock Option Plan.



                                       2.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alvin, Texas, effective November 26, 2001.

                                          TEAM, INC.


                                          By: /s/ PHILIP J. HAWK
                                             -----------------------------------
                                              Philip J. Hawk
                                              Chairman of the Board and Chief
                                              Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.


                     Signature                                     Title                           Date
                     ---------                                     -----                           ----

            /s/ PHILIP J. HAWK                        Chairman of the Board and             November 26, 2001
-------------------------------------------------     Chief Executive Officer
                Philip J. Hawk                        (Principal Executive Officer)



              /s/ TED W. OWEN                         Vice President, Chief                 November 26, 2001
-------------------------------------------------     Financial Officer, Secretary
                  Ted W. Owen                         and Treasurer
                                                      (Principal Financial and
                                                      Accounting Officer)



            /s/ GEORGE W. HARRISON                    Director                              November 26, 2001
-------------------------------------------------
                George W. Harrison



           /s/ SIDNEY B. WILLIAMS                     Director                              November 26, 2001
-------------------------------------------------
               Sidney B. Williams



           /s/ E. THEODORE LABORDE                    Director                              November 26, 2001
-------------------------------------------------
               E. Theodore Laborde


                                       3.

                                INDEX OF EXHIBITS

        5         Opinion of Chamberlain, Hrdlicka, White, Williams & Martin.

    23(a)         Consent of Deloitte & Touche LLP.

    23(b) Consent of Chamberlain, Hrdlicka, White, Williams & Martin is included in Exhibit 5 hereto.

    99(a) Amendment of September 27, 2001 to Team, Inc. Restated Non-Employee Directors' Stock Option Plan.